UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2003

LEFT RIGHT MARKETING TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

(formerly Global Gaming Technology, Inc.)

Delaware	02-0314487
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6600 Amelia Earhart Court
Las Vegas, NV	89119
(Address of Principal Executive Office)	(Zip Code)

(702) 260-9305

(Registrant's Executive Office Telephone Number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Registrant has appointed Beckstead and Watts, LLP., as Registrant's independent accountants for the year ending June 30, 2004. This is a change in accountants recommended by the Registrant's Executive Management and approved by Registrant's Board of Directors. Beckstead and Watts, LLP. was engaged by the Registrant on October 1, 2003.

The audit reports issued by Bradshaw, Smith & Co., LLP with respect to the Registrant's financial statements for June 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. From July 1999 through October 1, 2003, when Bradshaw, Smith & Co., LLP was dismissed as the Registrant's independent accountant, there were no disagreements between the Registrant and Bradshaw, Smith & Co., LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Bradshaw, Smith & Co., LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Bradshaw, Smith & Co., LLP, as the independent accountants of Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99* Letter of Bradshaw, Smith & Co., LLP regarding the change in certifying accountant.

______

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                            LEFT RIGHT MARKETING TECHNOLOGY, INC.

                                                                                            By: /s/ Richard M. "Mick" Hall

                                                                                                  Richard M. "Mick" Hall, CEO/President

Date: October 6, 2003